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                                                                   Exhibit 10.10

                        GOVERNMENT PROPERTIES TRUST, INC.
                          LETTER OF INTENT TO PURCHASE

                                                                December 5, 2003


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

OFFEROR:                  Government Properties Trust, Inc. or Assigns (GPT)
Prospective Title Holder
Contact Name:             Gregg S. Barton                                 Title: Vice President
Company:                  Genesis Financial Group, Inc.
Address:                  24081 West River Road, 1st Floor
City:                     Grosse Ile                                      State: Michigan           ZIP: 48138
E-Mail:                   gbarton@gennet.biz
Phone:                    1-800-546-2630                                  Fax:   1-734-671-7883

OWNER:                    Oxford Development Company/Southside I, LP (Owner)
Current Fee Title Holder
Contact Name:             Steve Guy                                       Title: Vice president/CFO
Company:                  Oxford Development Company, authorized agent for owner
Address:                  One Oxford Centre, Suite 4500
City:                     Pittsburgh                                      State: PA                 ZIP: 15219
E-Mail:                   sguy@oxford-pgh.com
Phone:                    (412) 261-1500                                  Fax:   (412) 642-7543

COPY TO:                  Richard I. Miller                               Title: General Counsel
Company:                  Oxford Development Company
Address:                  301 Grant Street
City:                     Pittsburgh                                      State: PA                 ZIP: 15219
E-Mail:                   rmiller@oxford-pgh.com
Phone:                    412-261-1500                                    Fax:

PROPERTY:                 GSA - Federal Bureau of Investigations (Property)
Address:
City:                     Pittsburgh                                      State: PA                 ZIP:
Brief Legal:
Consisting of:            Three-story 87,178 sq. ft. office building with
                          339 secured parking spots onsite. Building was
                          completed in 2001

TENANT:                   GSA - Federal Bureau of Investigations
Occupant:                 Federal Bureau of Investigations
Rental and                Gross Rent of $3,190,918 with a current NOI of
Terms:                    $2,396,119 through the lease expiration
                          of 9/30/16

                          The lease term is 15 years with no early termination clause.
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Dear Steve:

This Letter of Intent sets forth the mutual intent of the parties regarding the sale by Owner and the purchase by GPT or affiliate of that real property and the existing improvements located thereon (including all personal property located thereon and used in the operation thereof and all parts and replacements inventories) described above ("Property") pursuant to the purchase price and other terms as outlined herein.

1. AGREEMENT: Subject to the provision of Section 12, within twenty business days after a copy of this Letter of Intent executed on behalf of Owner has been received by GPT, a definitive agreement for purchase and sale of the Property ("Agreement") shall be executed between GPT and Owner setting forth the terms and conditions contained herein below and any other matters necessary for the consummation of the contemplated transaction in accordance with the intent expressed in this Letter of Intent, the customs of the community in which the Property is located and GPT acquisition standards. Buyer shall deliver to Seller a first draft of the Agreement within ten business days after a copy of this Letter of Intent executed on behalf of Owner has been received by GPT. The "Effective Date" of the Agreement shall be the date that the last of the parties thereto executes the Agreement.

2. PURCHASE PRICE: The total purchase price of the Property will be Thirty Million and No/100 Dollars, $30,000,000.00 ("Purchase Price"), which shall be payable in cash or equivalent at closing, adjusted as provided for herein below and for deposits, charges, credits and prorates made pursuant to the Agreement.

(THIS SECTION IS APPLICABLE.) 2A. ADJUSTMENT TO PURCHASE PRICE: The Purchase Price represents an in-going capitalization rate (Capitalization Rate) of Seven and 99/100th percent (7.99%) on projected calendar year 2004 Net Operating Income (NOI) after reserves (NOI/ Capitalization Rate = Purchase Price). The Purchase Price may be adjusted in the Agreement to reflect the Capitalization Rate as applied to the NOI subject to the results of an audit referred to in
Section 11(ii) below (Agreed to NOI).

3. DEPOSIT: At the time of the execution of the Agreement by all parties, GPT shall deposit the amount of $200,000 ("Deposit") in an escrow account with a to be determined title company ("Escrow Company") mutually acceptable to GPT and Owner. Should GPT default under the terms of the Agreement, the Deposit, as well as all interest accrued thereon if any, shall be surrendered to Owner as total liquidated damages and Owner's sole remedy. Should the transaction fail to close for any reason other than GPT's default, the Deposit, as well as all interest accrued thereon, shall be returned to GPT.

4. TITLE INSURANCE: Owner shall furnish to GPT a commitment for insurance under an Owner's Extended Coverage Policy of Title Insurance (ALTA form) issued by a title insurance company acceptable to GPT. GPT agrees to use Pittsburgh Settlement Services, Inc. as a title insurance agent.

The Escrow Company after the effective date of the Agreement will commit to insure that marketable fee simple title will vest in GPT at closing subject to standard ALTA title policy printed exceptions (Schedule B, Section 2, Exceptions) and such other exceptions as will not


                                  Page 2 of 7
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interfere with the contemplated use, leasing, financing or resale of the
Property. The cost of the title insurance policy shall be at the minimum promulgated rate allowed by applicable state law, or if there is not a minimum promulgated rate, at a negotiated rate, which is competitive in the applicable local market. Owner shall convey to GPT good and indefeasible fee simple title to the Property, subject only to the encumbrances, easements, right-of-ways and other exceptions to title as shall be approved by GPT during the Inspection Period.

5. INSPECTION PERIOD: Within ten (10) days after the Effective Date of the Agreement, Owner shall provide to GPT any and all operating and financial documents, records, reports, audits, agreements, contracts for services, leases (a copy of the fully executed lease, lease memorandum and all amendments), construction and development documents, appraisals, construction appraisals, warranties, surveys, tests, reports, environmental reports, studies, notices, advisories, permits, certificates of occupancy and anything else in its possession material to the status or condition of the Property (Due Diligence Materials) to the extent same are in the possession or control of Owner, to facilitate GPT in conducting its due diligence activities during the Inspection Period described below. Further, Owner shall deliver to GPT a ALTA/ACSM Land Title Survey of the Property no later than thirty days prior to the conclusion of the Inspection Period, said survey to be dated no later than ninety days prior to closing, the cost of such survey update shall be borne by GPT.

GPT shall have a period not to exceed thirty (30) business days from the date upon which the Due Diligence Materials are fully, completely and last delivered to GPT (Inspection Period) to review or to conduct (at GPT's expense) all those inspections, tests, surveys, examinations and other studies which GPT may desire to conduct, with the purpose of satisfying itself in its sole and absolute discretion that the Property and the lease(s) thereon are acceptable and satisfactory to GPT, that the Property is suitable for GPT's purposes and that the Property meets or exceeds all underwriting, legal and regulatory standards and requirements of GPT.

This Inspection Period may be extended by GPT for an additional fifteen (15) business days upon delivery to Owner prior to the conclusion of this Inspection Period written notice of GPT's intent to extend the Inspection Period and declaring the Earnest Deposit provided for herein as nonrefundable, subject only to Owner conveying at closing unencumbered, insurable, marketable fee title and the independent verification of all representations and warranties made or given by Owner or Owner's agent.

6. TERMINATION OF AGREEMENT BY GOVERNMENT PROPERTIES TRUST, INC.: In the event that GPT is unable to satisfy itself with respect to its investigations and the suitability of the Property within the Inspection Period referenced in Paragraph 5 above, GPT shall have the right to terminate the Agreement without penalty or liability by written notice to Owner given prior to the end of the Inspection Period and the Deposit, together with interest accrued thereon, if any, shall be returned to GPT. If GPT chooses to terminate the Agreement, all materials delivered by Owner must be promptly returned to Owner.

7. CLOSING: Closing will be no later than twenty business days after the end of the Inspection Period and the satisfaction of conditions precedent as set forth herein. It is anticipated that closing will take place in the month of February 2004.


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8. CLOSING COSTS: At the closing, GPT shall pay (i) documentary stamps, transfer and intangible taxes on GPT's mortgages and notes, (ii) recording costs on the deed, GPT's mortgages and financing statements, and (iii) the cost of any owner's and mortgagee's title insurance commitment and policy, (iv) survey update, if any, and (v) GPT's loan costs. Owner shall pay recording costs on corrective title instruments and releases. GPT and Owner shall split the cost of deed transfer taxes and the escrow closing costs evenly. Each party shall pay its own attorney's fees.

9. STANDSTILL AGREEMENT: The purpose of a standstill agreement is to give GPT and Owner some protection against his or her investment in time and expenses necessary to perform all tasks related to completing the Agreement above referenced such as attorneys or accountants fees, appraisal fees, title searches, among other costs.

For and in consideration of the time and expenses to be invested by the parties, until the sooner of (i) the above referenced Agreement is executed by all parties, (ii) the parties agree in writing to disengage or, (iii) the parties fail to reach agreement as provided for below (collectively "Standstill Period"), the Owner agrees not to seek or converse with additional potential buyers for the assets covered by the Letter of Intent other than GPT. This agreement is binding upon the parties and shall survive the Standstill Period and the termination hereof.

10. BROKERAGE: Owner and GPT agree that no brokerage fee is due to any third party in connection with the contemplated transaction, and agree that neither party will pay a brokerage commission or finder's fee to any third party under the Agreement, except a fee not to exceed 50 basis points percent (0.50%) of the gross Purchase Price to Investment Reality Advisors ("Broker(s)") which will be paid by Owner. Brokers shall certify as to the aggregate amount of fees received from all parties. GPT and Owner further agree to defend one another under the Agreement against all costs and claims for broker's commissions or finder's fees made by any other person other than Broker in connection with the contemplated transaction.

11. CONDITIONS PRECEDENT: An Agreement may be executed on behalf of GPT only by its Chairman or its President and shall be subject to the following conditions precedent:

      i. Approval of the acquisition by the Board of Directors of GPT, such approval and the notice thereof to be forthcoming in written form prior to the conclusion of the Inspection Period. Should the Board of Directors not approve the acquisition prior to the conclusion of the Inspection Period, GPT shall have the right to terminate the Agreement without penalty or liability and the Deposit, together with interest accrued thereon, if any, shall be returned to GPT;

      ii. Delivery to GPT of all documents and records reasonably required and necessary to meet its disclosure obligations as a public company, including a Letter of Representation, financial information relative to the property for the prior 3 years (or as long as owned or operated by the Owner, if less) sufficient for GPT's auditors, at its expense, to prepare AICPA standard audited financial statements.

            Should the financial records prove to be not auditable under the reasonable application of AICPA Standards, GPT shall have the right to terminate the Agreement


                                  Page 4 of 7
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      without penalty or liability and the Deposit, together with interest accrued thereon, if any, shall be returned to GPT. Such materials shall be provided early enough in the Inspection Period to allow GPT auditors to complete an AICPA standard audit prior to the end of the Inspection Period.

            GPT shall promptly notify the Owner in writing of any shortcoming in said reasonably required materials and may extend the Inspection Period or delay the closing pending their production. THE OWNER SHALL NOT BE REQUIRED TO PRODUCE ANY MATERIALS THAT DO NOT ALREADY EXIST.

      iii. Owner shall deliver to GPT at closing an estoppel certificate (GSA Tenant Letter) and subordination agreement from Tenant (if Tenant is unwilling and not required to provide such document then this condition may be waived by GPT); and

      iv. If the following provision conflict with any other provision contained herein, this provision shall control.

            1)    GPT to split the transfer fee on the property

            2)    GPT to pay for its own title work

12. EXCLUSIVITY: With the exception of Section 9, it is understood that neither GPT nor Owner shall incur any liability or obligation by reason of this Letter of Intent and neither party shall be obligated to the other until the Agreement is executed.

13. OTHER PROVISIONS: TERMS CONTAINED HEREIN WILL NOT SURVIVE THE AGREEMENT. GPT WILL IMMEDIATELY INSTRUCT COUNSEL UPON THE EXECUTION HEREOF BY BOTH PARTIES, TO COMMENCE PREPARATION OF THE AGREEMENT WITHIN THE CONFINES OF THE TERMS HEREOF.

The purpose of this letter is to reach an understanding on the general terms of a proposed agreement before expending the time and cost of preparing such an agreement. It is expressly understood and agreed that this letter is not a contract and that this letter creates no legal rights or obligations whatsoever between the parties with the exception of Section 9. Nevertheless, it is the intent of the parties to cause an agreement to be expeditiously prepared incorporating the terms and conditions set out in this Letter of Intent, together with other terms and conditions customarily contained in purchase and sale agreements for properties similar to the subject property and other terms and conditions which are applicable to this transaction. The parties agree that neither party shall have any rights, liability, or obligations relating to the subject matter hereof in the event that after reasonable efforts have been expended, they are unable or shall fail to reach an agreement on a mutually acceptable agreement and execute that agreement.

Unless accepted by Owner, this Letter of Intent is withdrawn effective 5:00 P.M., the 8th day of December, 2003.

Please indicate your confirmation and approval of the foregoing statements of intent by countersigning a copy of the Letter of Intent and returning same to the attention of the Government Properties Trust, Inc.


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                  SIGNATURES AFFIXED AND DATED ON THE NEXT PAGE


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   SIGNATURE PAGE FOR GOVERNMENT PROPERTIES, TRUST, INC. LETTER OF INTENT TO
                  PURCHASE ABOVE FIRST DATED DECEMBER 5, 2003.

Government Properties Trust, Inc.       Oxford Development Company/Southside I,
                                        LP, Owner
                                        By:  Development Partners, Inc., General
                                        Partner



     /s/ Thomas D. Peschio                /s/ [Name Illegible]
--------------------------------------  ---------------------------------------
 By: Thomas D. Peschio, President/CEO    By:

  Date:  December 5, 2003                Date: December 9, 2003
                                               --------------------------------


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